Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3, No. 333-        ) and related Prospectus of Sunstone Hotel Investors, Inc. for the registration of 8,642,927 shares of common stock and 4,102,564 shares of series C cumulative convertible redeemable preferred stock and to the incorporation by reference herein of our report dated February 5, 2004 with respect to the consolidated financial statements and the schedule of Sunstone Hotel Investors, Inc. and subsidiaries as of December 31, 2004 and for the period from October 26, 2004 (commencement of operations) through December 31, 2004, and the combined financial statements of Sunstone Hotel Investors, L.L.C., WB Hotel Investors, LLC and Sunstone/WB Hotel Investors IV, LLC as of December 31, 2003 and for the period January 1, 2004 through October 25, 2004, and the years ended December 31, 2003 and 2002, included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Irvine, California

October 26, 2005